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                                                                      Exhibit 23







                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc, in the Registration Statement (Form S-8 No. 33- 208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and the related prospectus, in the Registration Statement (Form S-8 No. 33-48357) pertaining to the 1992 Incentive Equity Plan and the related prospectus, in the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus, and in the Registration Statement (Form S-8 No. 333-06049) pertaining to the Cleveland-Cliffs Inc Nonemployee Director's Compensation Plan of our report dated February 13, 1997, with respect to the consolidated financial statements and schedule of Cleveland-Cliffs Inc and consolidated subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                              ERNST & YOUNG LLP




Cleveland, Ohio
March 24, 1997


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